UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2005

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A amends the registrants’ Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 19, 2005.  The registrants’ sole purpose in filing this amendment is to position the disclosure set forth in Item 7.01 of the Form 8-K correctly under Item 2.04.  This Form 8-K/A does not update or modify any disclosure set forth in the Form 8-K.  Defined terms used herein shall have the meanings assigned to such terms in the Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

The Company will use a portion of the proceeds of the Credit Agreement to redeem the outstanding $440 million of 8.875% senior secured notes due February 2008.  On January 14, 2005, the Company sent a notice to the trustee and the holders of those notes that the notes will be redeemed on February 15, 2005 at a price of 104.438%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: February 18, 2005
	By:	/s/ D. BRADLEY CHILDERS
D. Bradley Childers
Senior Vice President, General Counsel and Secretary